Exhibit 10.26

Execution Version

GUARANTEE AGREEMENT

GUARANTEE AGREEMENT, dated as of December 10, 2015 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guarantee”), made by Starwood Property Trust Inc., a Maryland corporation (“Guarantor”) in favor of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States (“Buyer”).

RECITALS

Pursuant to that certain Master Repurchase Agreement, dated as of December 10, 2015 (as amended, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among Buyer and STARWOOD PROPERTY MORTGAGE SUB-14, L.L.C. and STARWOOD PROPERTY MORTGAGE SUB-14-A, L.L.C. (each a “Seller” and, collectively, “Sellers”), each Seller has agreed to sell, from time to time, to Buyer certain Eligible Assets (as defined in the Repurchase Agreement, upon purchase by Buyer, each a “Purchased Asset” and, collectively, the “Purchased Assets”), upon the terms and subject to the conditions as set forth therein. Pursuant to the terms of that certain Custodial Agreement dated December 10, 2015 (the “Custodial Agreement”) by and among Buyer, Sellers and Wells Fargo Bank, National Association (the “Custodian”), Custodian is required to take possession of the Purchased Assets, along with certain other documents specified in the Custodial Agreement, as Custodian of Buyer and any future purchaser, on several delivery dates, in accordance with the terms and conditions of the Custodial Agreement. Pursuant to the terms of that certain Pledge Agreement dated as of December 10, 2015 (the “SPM Pledge Agreement”) made by Starwood Property Mortgage, L.L.C. (“SPM”) in favor of Buyer, and that certain Pledge Agreement dated as of December 10, 2015 (the “SPM BC Pledge Agreement” and, together with the SPM Pledge Agreement, the “Pledge Agreements”) made by Starwood Property Mortgage BC, L.L.C. (“SPM BC” and, together with SPM, each a “Parent” and, collectively, the “Parents” ) in favor of Buyer, each Parent has pledged to Buyer all of the Pledged Collateral (as defined in the Pledge and Security Agreement). The Repurchase Agreement, the Custodial Agreement, the Depository Agreement, the Servicing Agreement, the Fee Letter, this Guarantee and any other agreements executed in connection with the Repurchase Agreement shall be referred to herein as the “Governing Agreements”.

It is a condition precedent to the purchase by Buyer of the Purchased Assets pursuant to the Repurchase Agreement that Guarantor shall have executed and delivered this Guarantee with respect to the due and punctual payment and performance when due, whether at stated maturity, by acceleration of the Repurchase Date or otherwise, of all of the following, in each case, subject to the terms and conditions of this Guarantee: (a) all payment obligations owing by each Seller to Buyer under the Repurchase Agreement or any other Governing Agreements; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all fees and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by Buyer in the enforcement of any of the foregoing or any obligation of Guarantor hereunder; and (d) any other obligations of any Seller and any Parent with respect to Buyer under each of the Governing Agreements (collectively, the “Obligations”).

NOW, THEREFORE, in consideration of the foregoing premises, to induce Buyer to enter into the Governing Agreements and to enter into the transaction contemplated thereunder, Guarantor hereby agrees with Buyer, as follows:

1.           Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings given them in the Repurchase Agreement.

“Cash Liquidity” shall mean, at any time and with respect to any Person and its consolidated Subsidiaries, the amount of cash and cash equivalents (other than restricted cash) held by such Person and its consolidated Subsidiaries as of such date.

“CMBS” shall mean mortgage pass-through certificates or other securities issued pursuant to a securitization of commercial real estate loans.

“Consolidated Net Income” shall mean, with respect to any Person, for any period, the amount of consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Contingent Liabilities” shall mean, with respect to any Person as of any date of determination, all of the following as of such date: (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of “off-balance sheet arrangements” (as defined in the Off-Balance Sheet Rules defined below in this definition), (b) obligations, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however, (i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets), and (ii) guarantees of non-monetary obligations that have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non- discretionary on the part of the lender. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67

International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

“Convertible Debt Securities” shall mean any debt securities of Guarantor, the terms of which provide for conversion into Capital Stock, cash by reference to such Capital Stock, or a combination thereof.

“EBITDA” shall mean, with respect to any Person and its consolidated Subsidiaries, for any period, an amount equal to the sum of (a) Consolidated Net Income, of such Person (prior to any impact from minority interests or joint venture net income and before deduction of any dividends on preferred stock of such Person), plus the following (but only to the extent actually included in determination of such Consolidated Net Income): (i) depreciation and amortization expense, (ii) Interest Expense, (iii) income tax expense, and (iv) extraordinary or non-recurring gains and losses, plus (b) such Person’s proportionate share of Consolidated Net Income of the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such period, plus (c) amounts deducted in accordance with GAAP in respect of other non-cash expenses in determining such Consolidated Net Income for such Person.

“Fixed Charges” shall mean, with respect to any Person and its consolidated Subsidiaries, for any period, the sum of (a) all debt service, (b) all preferred dividends, (c) Capitalized Lease Obligations paid or accrued during such period, (d) capital expenditures (if any), and (e) any amounts payable under any Ground Lease.

“Guarantee Obligation” shall mean, with respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, contractual obligation, derivatives contract or other obligations or Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such  primary obligation  or  any property constituting  direct  or  indirect  security   therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided,  however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); and provided, further, that in the absence of any such stated amount or stated liability, the amount of such

Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by such Person in good faith.

“Interest Expense” shall mean, with respect to any Person and its consolidated Subsidiaries, for any period, the amount of total interest expense incurred by such Person, including capitalized or accruing interest (but excluding interest funded under a construction loan), all with respect to such period.

“Liquidity” shall mean, at any time and with respect to any Person and its consolidated Subsidiaries, without duplication, the amount equal to the sum of Cash Liquidity and Near Cash Liquidity of such Person and its consolidated Subsidiaries.

“Near Cash Liquidity” shall mean, at any time and with respect to any Person and its consolidated Subsidiaries, the market value of Near Cash Securities held by such Person and its consolidated Subsidiaries as of such date.

“Near Cash Securities” shall mean (i) CMBS having, at all times, a maturity or weighted average life of twelve (12) months or less, as determined by the applicable servicer, (ii) RMBS having a duration of twelve (12) months or less as determined by Tilden Park Capital Management (and, at Buyer’s request, the assumptions used in such determination shall be provided to Buyer for Buyer’s review), in each case, having a rating of Baa3 or BBB (or the equivalent) or higher by at least one Rating Agency (it being acknowledged that such securities may also have a lower rating from one or more Rating Agencies) or (iii) other public or privately placed securities approved by Buyer.

“Non-Recourse Indebtedness” shall mean, with respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Acts of Insolvency, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“REIT” shall mean a Person satisfying the conditions and limitations set forth in Section 856(b), Section 856(c) and Section 857(a) of the Code and qualifying as a real estate investment trust, as defined in Section 856(a) of the Code.

“RMBS” shall mean mortgage pass-through certificates or other securities issued pursuant to a securitization of residential mortgage loans.

“Tangible Net Worth” shall mean with respect to any Person and its consolidated Subsidiaries, and as of a particular date (a) all amounts which would be included under capital or shareholders’ equity of such Person and its consolidated Subsidiaries on a balance sheet of such Person and its consolidated Subsidiaries at such date, determined in accordance with GAAP, less (b) (i) amounts owing to such Person or any such consolidated Subsidiary from any Affiliates or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (ii) intangible assets (other than Hedging Transactions to the extent related to any Purchased Asset and excluding mortgage loan servicing and/or special servicing rights of such Person and its consolidated Subsidiaries) of such Person and its consolidated Subsidiaries, if any, and (iii) prepaid taxes and/or expenses.

“Total Assets” shall mean, with respect to any Person on any date, (i) an amount equal to the aggregate book value of all assets owned by such Person and its Subsidiaries on a consolidated basis and the proportionate share of assets owned by non-consolidated Subsidiaries of such Person, less (ii) (A) amounts owing to such Person or any of its Subsidiaries from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (B) intangible assets (other than Hedging Transactions specifically related to the Purchased Assets and excluding mortgage loan servicing and/or special servicing rights of such Person and its consolidated Subsidiaries) and (C) prepaid taxes and expenses, plus (iii) the amount of any future funding obligations of such Person and its Subsidiaries under any loans or financings (including any construction loans) outstanding as of any date, all on or as of such date and determined in accordance with GAAP.

“Total Indebtedness” shall mean with respect to any Person and its consolidated Subsidiaries, and as of a particular date, all amounts of Indebtedness (other than Contingent Liabilities not reflected on such Person’s consolidated balance sheet), plus the proportionate share of all Indebtedness (other than Contingent Liabilities not reflected on such Person’s consolidated balance sheet) of all non-consolidated Affiliates of such Person, on or as of such date.

2.           Guarantee.    (a)    Guarantor hereby unconditionally and irrevocably guarantees to Buyer the prompt and complete payment and performance of the Obligations by each Seller and each Parent when due (whether at the stated maturity, by acceleration or otherwise).

(b)         Notwithstanding anything in Section 2(a) to the contrary, but subject in all cases to Sections 2(c), and (d) below, the maximum liability of the Guarantor hereunder and under the Transaction Documents as of any date of determination shall in no event exceed twenty-five percent (25%) of the then-currently unpaid aggregate Repurchase Price of all Purchased Assets subject to Transaction as of such date of determination.

(c)         Notwithstanding the foregoing, the limitation on recourse liability as set forth in Section 2(b) above SHALL BECOME NULL AND VOID and shall be of no force and effect and the Obligations shall be fully recourse to Guarantor upon the occurrence of any of the following:

(i)          a voluntary bankruptcy or insolvency proceeding is commenced by any Seller or any Parent under the Bankruptcy Code or any similar federal or state law or any law of any other jurisdiction;

(ii)         an involuntary bankruptcy or insolvency proceeding is commenced against any Seller or any Parent in connection with which any Seller, any Parent or Guarantor or any Affiliate of any of the foregoing (alone or in any combination) has or have colluded in any way with the creditors commencing or filing such proceeding;

(iii)        any material  breach  of  the  separateness  covenants  set  forth  in  Articles 11(v) or (w) of the Repurchase Agreement that results in a legal or equitable consolidation of any Seller with Guarantor or any Subsidiary of Guarantor that is also a direct or indirect parent of such Seller in connection with any bankruptcy or insolvency proceeding of Guarantor or such parent of Seller; or

(d)          In addition to the foregoing and notwithstanding the limitation on recourse liability set forth in Section 2(b) above, Guarantor shall be liable for any actual losses, costs, claims, expenses or other liabilities actually incurred by Buyer arising out of or attributable to the following items:

(i)          fraud or intentional misrepresentation by any Seller, any Parent, Guarantor, or any other Affiliate of any Seller, any Parent or Guarantor in connection with the execution and the delivery of this Guarantee, the Repurchase Agreement, or any other Transaction Document, or any certificate, report, financial statement or other instrument or document furnished to Buyer by any such parties at the time of the closing of the Repurchase Agreement or during the term of the Repurchase Agreement;

(ii)         any material  breach  of  the  separateness  covenants  set  forth  in  Articles 11(v) or (w) of the Repurchase Agreement (other than as set forth in Section 2(c)(iii) above);

(iii)        any material breach of any representations and warranties relating to Environmental Laws by any Seller, Guarantor or any of their respective Affiliates, or any indemnity for costs incurred by Buyer in connection with the violation of any Environmental Law, the correction of any environmental condition, or the removal of any Materials of Environmental Concern, in each case in any way affecting any Seller’s or Guarantor’s properties or any of the Purchased Assets.

(e)          Guarantor further agrees to pay any and all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by Buyer in connection with (i) enforcing any of its rights hereunder, (ii) obtaining advice of counsel with respect to the enforcement, potential enforcement or analysis of its rights hereunder, and (iii) collecting any amounts owed to it hereunder. This Guarantee shall remain in full force and effect and be fully enforceable against Guarantor in all respects until the later of (i) the date upon which the Obligations are paid in full and (ii) the termination of the Repurchase Agreement, notwithstanding that from time to time prior thereto, Sellers and/or Parents may be free from any Obligations.

(f)          No payment or payments made by any Seller, any Parent or any other Person or received or collected by Buyer from any Seller, any Parent or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder, and Guarantor shall, notwithstanding any such payment or payments, remain liable for the full amount of the Obligations under this Guarantee until the Obligations are paid in full, but subject to the limitations on Guarantor’s liability under Section 2(b) above.

(g)          Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to Buyer on account of any liability hereunder, Guarantor will notify Buyer in writing that such payment is made under this Guarantee for such purpose.

3.           Subrogation. Upon making any payment hereunder, Guarantor shall be subrogated to the rights of Buyer against any Seller and any Parent and in any collateral for any Obligations with respect to such payment; provided, that Guarantor shall not seek to enforce any right or receive any payment by way of subrogation, or seek any contribution or reimbursement from any Seller, until all amounts then due and payable by Sellers or Parents to Buyer or any of its Affiliates under the Governing Agreements have been paid in full; provided,  further, that such subrogation rights shall be subordinate in all respects to all amounts owing to Buyer under the Governing Agreements. If any amount shall be paid to Guarantor on account of such  subrogation rights at any time when all of the Repurchase Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Buyer, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Buyer in the exact form received by Guarantor (duly indorsed by Guarantor to Buyer, if required), to be applied against the Repurchase Obligations, whether matured or unmatured, in such order as Buyer may determine.

4.           Amendments, etc. with Respect to the Obligations. Guarantor shall  remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, any demand for payment of any of the Obligations made by Buyer may be rescinded by Buyer and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer, and any Governing Agreement and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Buyer shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against Guarantor, Buyer may, but shall be under no obligation to, make a similar demand on any Seller, any Parent or any other Person, and any failure by Buyer to make any such demand or to collect any payments from any Seller, any Parent or any such other Person or any release of any Seller, any Parent or such other Person shall not relieve Guarantor of its Obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.           Guarantee Absolute and Unconditional. (a) Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Buyer upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between Sellers, Parents and Guarantor, on the one hand, and Buyer, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Guarantor waives promptness, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Seller, any Parent or this Guarantee with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of any Governing Agreement, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by any Seller or any Parent against Buyer, (iii) any requirement that Buyer exhaust any right to take any action against any Seller, any Parent or any other Person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guarantee or (iv) any other circumstance whatsoever (with or without notice to, or knowledge of, any Seller, any Parent or Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of any Seller and/or any Parent for the Obligations or of Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Guarantor, Buyer may, but shall be under no obligation, to pursue such rights and remedies that Buyer may have against any Seller, any Parent or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from any Seller, any Parent or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Seller, Parent or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and its successors and assigns thereof, and shall inure to the benefit of Buyer, and its permitted successors, endorsees, transferees and assigns, until all the Obligations and the obligations of Guarantor under this Guarantee shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Governing Agreements, Sellers or Parents may be free from any Obligations.

(b)         Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to Buyer as follows:

(i)          Guarantor hereby waives any defense arising by reason of, and any and all right to assert against Buyer any claim or defense based upon, an election of remedies by Buyer that in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s subrogation rights, rights to proceed against any Seller, any Parent or any other guarantor for reimbursement or contribution, and/or any other rights of Guarantor to proceed against any Seller, any Parent, any other guarantor or any other person or security.

(ii)         Guarantor is presently informed of the financial condition of each Seller and each Parent and of all other circumstances that diligent inquiry would reveal and that bear upon the risk of nonpayment of the Obligations. Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed about the financial condition of each Seller and each Parent and of all other circumstances that bear upon the risk of nonpayment and that it will continue to rely upon sources other than Buyer for such information and will not rely upon Buyer for any such information. Guarantor hereby waives the right, if any, to  require Buyer to disclose to Guarantor any information that Buyer may now or hereafter acquire concerning such condition or circumstances.

(iii)        Guarantor has independently reviewed the Governing Agreements and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guarantee to Buyer, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any liens or security interests of any kind or nature granted by any Seller or any Parent to Buyer, now or at any time and from time to time in the future.

6.           Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Seller or any Parent or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for any Seller or any Parent or any substantial part of the property of any Seller or any Parent, or otherwise, all as though such payments had not been made.

7.           Payments. Guarantor hereby agrees that the Obligations will be paid to Buyer without set-off or counterclaim in U.S. Dollars at the address specified in writing by Buyer.

8.           Representations and Warranties. Guarantor represents and warrants as of the date hereof and as of each Purchase Date under the Repurchase Agreement that:

(a)          Guarantor is duly organized, validly existing and in good standing under the laws and regulations of its jurisdiction of incorporation or organization, as the case may be. Guarantor is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of its business. Guarantor has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under this Guarantee and the other Governing Agreements.

(b)          This Guarantee has been duly executed and delivered by Guarantor, for good and valuable consideration. This Guarantee constitutes the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law).

(c)          Neither the execution and delivery of this Guarantee nor compliance by Guarantor with the terms, conditions and provisions of this Guarantee will conflict with or result in a breach of any of the terms, conditions or provisions of (A) its organizational documents, (B) any contractual obligation to which it is now a party or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of its assets, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to it, or (D) any applicable Requirement of Law.

(d)          There is no action, suit, proceeding, investigation, or arbitration pending or, to the Knowledge of Guarantor, threatened against Guarantor or any of its assets (A) with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby, or (b) which if adversely determined with respect to Guarantor, would reasonably be expected to have a Material Adverse Effect.

(e)        No consent, approval, authorization, or order of any third party including any Governmental Authority is required that has not already been obtained in connection with (A) the execution and delivery by Guarantor of this Guarantee or to consummate the transactions contemplated hereby, (B) the legality, validity, binding effect or enforceability of this Guarantee against Guarantor or (C) the consummation of the transactions contemplated by this Guarantee.

(f)          Guarantor has timely filed (taking into account all applicable extensions) all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes, assessments, fees, and other governmental charges payable by it, or with respect to any of its properties or assets, that have become due and payable except to the extent such amounts are being contested in good faith by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP, and there is no claim relating to any such taxes now pending that was made in writing by any Governmental Authority and that is not being contested in good faith as provided above.

(g)          There are no judgments against Guarantor unsatisfied of record or docketed in any court located in the United States of America which would reasonably be expected to have a Material Adverse Effect and no Act of Insolvency has ever occurred with respect to it.

9.           Financial and other Covenants.  Guarantor (on a consolidated basis, but adjusted to remove the impact of consolidating any variable interest entities under the requirements of Accounting Standards Codification (“ASC”) Section 810 and/or transfers of financial assets accounted for as secured borrowings under ASC Section 860, as both of such ASC sections are amended, modified and/or supplemented from time to time) shall satisfy each of the following financial covenants:

(a)          Guarantor shall not permit its Liquidity to be less than $125,000,000; of which not less than $50,000,000 shall be comprised of Cash Liquidity.

(b)          Guarantor shall not permit its Tangible Net Worth to be less than the sum of (A) $2,967,415,000, plus (B) seventy-five percent (75%) of the aggregate net cash proceeds (net of underwriting discounts and commissions, and other out-of-pocket expenses incurred by

Guarantor in connection any issuance or sale) received by Guarantor from any issuance or sale of Capital Stock (other than Capital Stock constituting Convertible Debt Securities) occurring after the Closing Date, plus (C) seventy-five percent (75%) of any increase in capital or shareholders’ equity (or like caption however denominated) on the balance sheet of Guarantor resulting from the settlement, conversion or repayment of any Convertible Debt Security occurring after the Closing Date;

(c)          Guarantor shall not permit the ratio of its Total Indebtedness to Total Assets at any time to be greater than 0.75 to 1.00;

(d)          Guarantor shall not permit the ratio of Guarantor’s EBITDA for any fiscal quarter to Guarantor’s Interest Expense for such fiscal quarter to be less than 2.00 to 1.00;

(e)          Guarantor shall not permit the ratio of Guarantor’s EBITDA for any fiscal quarter to Guarantor’s Fixed Charges for such fiscal quarter to be less than 1.5 to 1.00; or

(f)          Guarantor shall not permit at any time Guarantor to fail to maintain its status as a REIT.

10.         Further Covenants of Guarantor.

(a)        Taxes.  As of the date hereof and as of each Purchase Date, each Future Funding Date and each Additional Advance Date under the Repurchase Agreement, no liens for material amounts of Taxes have been filed against Guarantor or any of Guarantor’s assets, and no claims have been asserted in writing with respect to any such Taxes (except for liens and with respect to Taxes not yet due and payable, liens or claims with respect to Taxes that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP).PATRIOT Act.

(i)          Guarantor is in compliance, in all material respects, with (A) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, and (B) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of any Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(ii)         Guarantor agrees that, from time to time upon the prior written request of Buyer, it shall (A) execute and deliver such further documents, provide such additional information and reports and perform such other acts as Buyer may reasonably request in order to insure compliance with the provisions hereof (including, without limitation, compliance with the USA PATRIOT Act of 2001 and to fully effectuate the purposes of this Guarantee and (B) provide such opinions of counsel as Buyer may reasonably request due to any change in Requirements of Law or Buyer Compliance Policy concerning matters described in this Section

10(b) or in Article 9(b)(xxxi) or Article 9(b)(xxxiii) of the Repurchase Agreement; provided,  however, that nothing in this Section 10(b) shall be construed as requiring Buyer to conduct any inquiry or decreasing Guarantor’s responsibility for its statements, representations, warranties or covenants hereunder. In order to enable Buyer and its Affiliates to comply with any anti-money laundering program and related responsibilities including, but not limited to, any obligations under the USA Patriot Act of 2001 and regulations thereunder, Guarantor on behalf of itself and its Affiliates represents to Buyer and its Affiliates that neither Guarantor, nor any of its Affiliates, is a Prohibited Investor, and Guarantor is not acting on behalf of or for the benefit of any Prohibited Investor. Guarantor agrees to promptly notify Buyer or a person appointed by Buyer to administer their anti-money laundering program, if applicable, of any change in information affecting this representation and covenant.

(c)          Financial Reporting.  Guarantor shall provide, or cause to be provided, to Buyer the following financial and reporting information:

(i)          Within forty-five (45) calendar days after the last day of each of the first three fiscal quarters in any fiscal year, a quarterly reporting package substantially in the form of Exhibit III-B attached to the Repurchase Agreement;

(ii)         Within ninety (90) calendar days after the last day of its fiscal year, an annual reporting package substantially in the form of Exhibit III-C attached to the Repurchase Agreement; and

(iii)        Upon Buyer’s request, copies of Guarantor’s consolidated Federal Income Tax returns, if any, delivered within thirty (30) days after the filing thereof.

11.         Right of Set-off. Guarantor hereby irrevocably authorizes Buyer and its Affiliates, without notice to Guarantor, any such notice being expressly waived by Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer to or for the credit or the account of Guarantor, or any part thereof in such amounts as Buyer may elect, against and on account of the obligations and liabilities of Guarantor to Buyer hereunder and claims of every nature and description of Buyer against Guarantor, in any currency, arising under any Governing Agreement, as Buyer may elect, whether or not Buyer has made any demand for payment. Buyer shall notify Guarantor promptly of any such set-off and the application made by Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Buyer under this Section 11 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Buyer may have.

12.         Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.         Section Headings. The section headings used in this Guarantee are for convenience of reference only and shall not affect the interpretation or construction of this Guarantee.

14.         No Waiver; Cumulative Remedies.  Buyer shall not by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Buyer would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

15.         Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Buyer, except that any provision of this Guarantee may be waived by Buyer in a letter or agreement specifically waiving such terms and executed solely by Buyer. This Guarantee shall be binding upon Guarantor’s successors and assigns and shall inure to the benefit of Buyer, and Buyer’s permitted successors and assigns. THIS GUARANTEE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS GUARANTEE, THE RELATIONSHIP OF THE PARTIES TO THIS GUARANTEE, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS GUARANTEE.

16.         Notices. Notices by Buyer to Guarantor shall be given in writing, addressed to Guarantor at the address or transmission number set forth under its signature below and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or (d) by email, provided that such email notice must also be delivered by one of the means set forth above, to the address or transmission number set forth under its signature below or at such other address and person as shall be designated from time to time by Guarantor, as the case may be, in a written notice to Buyer. A notice shall be deemed to have been given: (w) in the case of hand delivery, at the time of delivery, (x) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (y) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (z) in the case of email, upon receipt of confirmation, provided that such email notice was also delivered as required in this Section 16.

If Guarantor receives a notice that does not comply with the technical requirements for notice under this Section 16 it may elect to waive any deficiencies and treat the notice as having been properly given. Notice by Guarantor to Buyer shall be given in the manner set forth in Article 15 of the Repurchase Agreement.

17.         SUBMISSION TO JURISDICTION; WAIVERS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)        SUBMITS IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE OTHER LOAN DOCUMENTS TO WHICH GUARANTOR IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)         CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)         AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO GUARANTOR AT ITS ADDRESS SET FORTH UNDER GUARANTOR’S SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED IN WRITING BY GUARANTOR; AND

(D)         AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

18.         Integration. This Guarantee represents the agreement of Guarantor with respect to the subject matter hereof and there are no promises or representations by Buyer relative to the subject matter hereof not reflected herein.

19.         Execution. This Guarantee may be executed in counterparts, each  of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery by telecopier or other electronic transmission (including a .pdf e-mail transmission) of an executed counterpart of a signature page to this Guarantee shall be effective as delivery of an original executed counterpart of this Guarantee.

20.         Acknowledgments. Guarantor hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the related documents;

(b)          Buyer has no fiduciary relationship to Guarantor, and the relationship between Buyer and Guarantor is solely that of surety and creditor; and

(c)          no joint venture exists between or among any of Buyer, on the one hand, and Sellers, Parents and/or Guarantor on the other hand.

21.         Intent. Guarantor intends for this Guarantee to be a credit enhancement related to a repurchase agreement, within the meaning of Section 101(47) of the Bankruptcy Code and, therefore, for this Guarantee to be itself a repurchase agreement, within the meaning of Section 101(47) and Section 559 of the Bankruptcy Code.

22.         WAIVERS OF JURY TRIAL. EACH OF GUARANTOR AND BUYER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR ANY RELATED DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

STARWOOD PROPERTY TRUST INC., a Maryland corporation

By:	/s/ Andrew J. Sossen
Name:	Andrew J. Sossen
Title:	Chief Operating Officer

Address:

STARWOOD PROPERTY MORTGAGE SUB-14, L.L.C.
STARWOOD PROPERTY MORTGAGE SUB14-A, L.L.C.
c/o Starwood Property Trust, Inc.
591 West Putnam Avenue
Greenwich, Connecticut 06830
Attention: General Counsel
Telephone: (203) 422-8191
Facsimile: (203) 422-8192
Email: asossen@starwood.com

With a copy to:

Sidley Austin, LLP
787 Seventh Ave.
New York, NY 10019
Telephone: (212) 839-7352
Facsimile: (212) 839-5599
Attention: Robert L. Boyd
Email: rboyd@sidley.com

FIRST AMENDMENT TO GUARANTY AGREEMENT

FIRST AMENDMENT TO

GUARANTY AGREEMENT

FIRST AMENDMENT TO GUARANTY AGREEMENT, dated as of September 15, 2017 (this ”Amendment”), made by STARWOOD PROPERTY TRUST INC., a corporation organized under the laws of the State of Maryland (“Guarantor”), for the benefit of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States (including any successor thereto, “Buyer”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Guarantee (as defined below).

RECITALS

WHEREAS, Purchaser, Starwood Property Mortgage Sub-14, L.L.C.,  Starwood Property Mortgage Sub-14-A, L.L.C. and Starwood Mortgage Funding VI LLC, each a Delaware limited liability company (collectively, the “Seller”) are  parties  to  that  certain  Uncommitted Master Repurchase Agreement, dated as of December 10, 2015, as amended by that certain First Amendment to Master Repurchase Agreement, dated as of March  31,  2016,  and  that  certain Second Amendment to Uncommitted  Master  Repurchase  Agreement, dated as of April  25, 2016  (as so amended, the “Repurchase Agreement”), and the other Transaction Documents (as defined therein);

WHEREAS, in connection with the Repurchase Agreement, Guarantor made that certain Guarantee, dated as of December 10, 2015, for the benefit of Buyer (the “Guarantee”); and

WHEREAS, Guarantor and Buyer desire to make certain modifications to the Guarantee.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

AMENDMENT

(a)          The definition of “Contingent Liabilities” set forth in Section 1 of the Guarantee is hereby amended and restated in its entirety as follows:

“Contingent Liabilities” shall mean, with respect to any Person as of any date of determination, all of the following as of such date: (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of "off-balance sheet arrangements" (as defined in the Off-Balance Sheet Rules defined below in this definition), and (b) obligations, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person's financial statements, guaranteeing in whole or in part any Non-Recourse Indebtedness, lease, dividend or other obligation, excluding, however,

(i) contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets), and (ii) guarantees of non-monetary obligations that have not yet been called on or quantified, of such Person or any other Person. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal,  or operating income guarantee,  the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee,  shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee,  the date through which such guarantee will remain in effect, and (ii)  with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable,  the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “OffBalance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No.  1266 File No.  S7-42-02, 68 Fed.  Reg.  5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

(b)          The definition of “Fixed Charges” set forth in Section  1 of the Guarantee is hereby  deleted in its entirety.

(c)          The definition of “Near Cash Liquidity” set forth in Section 1 of the Guarantee is hereby amended and restated in its entirety as follows:

“Near Cash Liquidity” shall mean, at any time and with respect to any Person and its Subsidiaries on a consolidated basis,  the sum of (i) the  market value of Near Cash Securities held by such Person and its Subsidiaries as of such date  as determined on a consolidated basis in accordance with GAAP and (ii) the amount of Undrawn Borrowing Capacity of such Person and  its Subsidiaries under repurchase and credit facilities to which they are a party as of such date. Market Value of Near Cash Securities shall be determined on a quarterly basis through bids obtained from independent third party broker-dealers reasonably  acceptable to Buyer.

(d)          The definition of “Total (d) Assets” set forth in Section 1 of the Guarantee is hereby amended and restated in its entirety as follows:

“Total Assets” shall mean, with respect to any Person on any date,  (i) an amount equal to the aggregate book value of all assets owned by  such Person and its Subsidiaries on a consolidated basis and the proportionate share of assets owned by non-consolidated Subsidiaries of such Person, less  (ii) (A) amounts

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owing to such Person or any of its Subsidiaries from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (B) intangible assets (other than Hedging Transactions specifically related to the Purchased Assets and excluding mortgage loan .servicing and/or special servicing rights of such Person and its consolidated Subsidiaries) and (C) prepaid taxes and expenses, all on or as of such date and determined in accordance with GAAP.

(e)          Section 1 of the Guarantee is hereby amended by adding the following defined term in its appropriate alphabetical order:

“Undrawn Borrowing Capacity” shall mean, with respect to any Person as of any date, the total undrawn borrowing capacity available to such Person and its direct or indirect Subsidiaries under any repurchase and credit facilities and similar agreements to which they are a party as of such date,  but (i) with respect to any such repurchase or committed credit facility or similar agreement that is a secured facility, solely to the extent that collateral has been approved by and pledged to the related buyer or lender under such facility and such amounts are available to such Person and its direct or indirect Subsidiaries without restriction or any other condition other than notice, and (ii) with respect to any such credit facility or similar agreement that is an unsecured facility, solely to the extent that such undrawn borrowing capacity is committed by the related lender.

(f)           Section 9 of the Guarantee is hereby amended and restated in its entirety as follows:

(9)        Financial Covenants. Guarantor (on a consolidated basis, but adjusted to remove the impact of consolidating any variable interest entities under the requirements of Accounting Standards Codification (“ASC”) Section 810 and/or transfers of financial assets accounted for as secured borrowings under ASC 860, as both ASC sections are amended, modified and/or supplemented from time to time) shall satisfy each of the following financial covenants:

(a)        Guarantor shall not permit its Liquidity at any time to be less than $175,000,000; of which not less than $75,000,000 shall be comprised of Cash Liquidity.

(b)        Guarantor shall not permit its Tangible Net Worth  to be less than  the sum of (A) $3,124,857,000, plus (B) seventy-five percent (75%) of the aggregate net cash proceeds (net of underwriting discounts and commissions, and other out-of-pocket expenses incurred by Guarantor in connection any issuance or sale) received by Guarantor from any issuance or sale of Capital Stock (other than Capital  Stock  constituting Convertible Debt Securities)

3

occurring after September 15, 2017, plus (C) seventy-five percent (75%) of any increase in capital or shareholders’ equity (or like caption however denominated) on the balance sheet of Guarantor resulting from the settlement, conversion or repayment of any Convertible Debt Security occurring after September 15, 2017;

(c)        Guarantor shall not permit the ratio of its Total Indebtedness to Total Assets at any time to be greater than 0.75 to 1.00;

(d)        Guarantor shall not permit the ratio of Guarantor’s EBITDA for any fiscal quarter to Guarantor’s Interest Expense for such fiscal quarter to be less than 2.00 to 1.00; or

(e)        Guarantor shall not permit at any time Guarantor to fail to maintain its status as a REIT.

ARTICLE II.

REPRESENTATIONS

Guarantor represents and warrants to Buyer, as of the date of this Amendment, as follows:

(i)         all representations and warranties made by it in Section 8 of the Guarantee are true and correct in all material respects;

(ii)        it is duly authorized to execute and deliver this Amendment and has taken all necessary action to authorize such execution, delivery and performance;

(iii)       the person signing this Amendment on its behalf is duly authorized to do so on its behalf;

(iv)       the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected;

(v)        this Amendment has been duly executed and delivered by it; and

(vi)       Guarantor is not subject to financial covenants that are more favorable to the lender or repurchase buyer, as applicable, under any corporate credit facility or any repurchase agreement or loan agreement entered into for the purpose of financing the purchase or origination by Guarantor and/or its direct or indirect Subsidiaries of commercial real estate CMBS-type loans than the financial covenants set forth in Article l(d) above.

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ARTICLE III.

GOVERNING LAW

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE IV.

MISCELLANEOUS

(a)          Except as expressly amended or modified hereby, the Guarantee and the other Transaction Documents shall each be and shall remain in full force and effect in accordance with their terms.

(b)          This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

(c)          The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.

(d)          This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Guarantee.

(e)          This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(f)           The Guarantee, as amended by this Amendment, is a Transaction Document.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

GUARANTOR:

STARWOOD PROPERTY TRUST INC., a corporation organized under the laws of the State of Maryland

			By:	/s/ Andrew J. Sossen
				Name:	Andrew J. Sossen
				Title:	Authorized Signatory

ACCEPTED AND AGREED BY:

BUYER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States

By:	/s/ Thomas Cassino
	Name:	Thomas Cassino
	Title:	Executive Director

Signature Page to First Amendment to Guarantee

SECOND AMENDMENT TO GUARANTEE AGREEMENT

SECOND AMENDMENT TO GUARANTEE AGREEMENT

THIS SECOND AMENDMENT TO GUARANTEE AGREEMENT, dated as of March 15, 2019 (this “Amendment”), between STARWOOD PROPERTY TRUST INC., a corporation organized under the laws of the State of Maryland (“Guarantor”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national bank association organized under the laws of the United States (“Buyer”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Guarantee (as defined below).

RECITALS

WHEREAS, Buyer, Starwood Property Mortgage Sub-14, L.L.C. (“Seller 14”), Starwood Property Mortgage Sub-14-A, L.L.C. (“Seller 14-A”), Starwood Mortgage Funding VI LLC (“Funding VI Seller”) and SPT CA Fundings 2, LLC (“SPT CA Seller”, together with Seller 14, Seller 14-A and Funding VI Seller, collectively, “Seller”) are parties to that certain Uncommitted Master Repurchase Agreement, dated as of December 10, 2015, as amended by: (i) that certain First Amendment to Uncommitted Master Repurchase Agreement, dated as of March 31, 2016, (ii) that certain Second Amendment to Uncommitted Master Repurchase Agreement, dated as of April 25, 2016, (iii) that certain Third Amendment to Uncommitted Master Repurchase Agreement and Amendment of Fee Letter, dated as of April 20, 2018, (iv) that certain Fourth Amendment to Uncommitted Master Repurchase Agreement, dated as of May 1, 2018, and (v) that certain Fifth Amendment to Uncommitted Master Repurchase Agreement, dated as of January 10, 2019 (as amended, modified and/or restated from time to time, the “Repurchase Agreement”), and the other Transaction Documents (as defined therein);

WHEREAS, Guarantor indirectly owns one hundred percent (100%) of the Capital Stock of Seller;

WHEREAS, in connection with the Repurchase Agreement, Guarantor made that certain Guarantee, dated as of December 10, 2015, for the benefit of Buyer, as amended by that certain First Amendment to Guarantee Agreement, dated as of September 15, 2017, (as amended or modified prior to the date hereof, the “Existing Guarantee”; and, as amended by this Amendment, and as same may be hereafter further amended, modified and/or restated, the “Guarantee”), for the benefit of Buyer; and

WHEREAS, Guarantor and Buyer desire to make certain amendments and modifications to the Existing Guarantee.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

AMENDMENT

Sections 9(c) and 9(d) of the Existing Guarantee are hereby deleted in their entirety and replaced with the following:

“(c)    Guarantor shall not permit the ratio of its Total Indebtedness to Total Assets at any time to be greater than 0.80 to 1.00;

(d)      Guarantor shall not permit the ratio of Guarantor’s EBITDA for any fiscal quarter to Guarantor’s Interest Expense for such fiscal quarter to be less than 1.40 to 1.00;”.

ARTICLE II.

REPRESENTATIONS

Guarantor represents and warrants to Buyer, as of the date of this Amendment, as follows:

(i)       all representations and warranties made by it in Section 8 of the Existing Guarantee are true and correct in all material respects;

(ii)      it is duly authorized to execute and deliver this Amendment and has taken all necessary action to authorize such execution, delivery and performance;

(iii)     the person signing this Amendment on its behalf is duly authorized to do so on its behalf;

(iv)     the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected; and

(v)      this Amendment has been duly executed and delivered by it.

ARTICLE III.

FEES AND EXPENSES

Guarantor shall promptly pay all of Buyer’s reasonable out-of-pocket costs and expenses, including reasonable attorney’s fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment.

ARTICLE IV.

GOVERNING LAW

THIS AMENDMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES  HEREUNDER  SHALL  BE  DETERMINED  IN  ACCORDANCE  WITH  SUCH

2

LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE V.

MISCELLANEOUS

(a)        Except as expressly amended or modified hereby, the Guarantee and the other Transaction Documents shall each be and shall remain in full force and effect in accordance with their terms.

(b)        This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures (such as PDF files) shall constitute original signatures and are binding on all parties.

(c)        The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.

(d)        This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Guarantee.

(e)        This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

GUARANTOR:

STARWOOD PROPERTY TRUST INC., a Maryland corporation

By:	/s/ Andrew J Sossen
	Name:	Andrew J Sossen
	Title:	Authorized Signatory

BUYER:

JPMORGAN CHASE BANK, A NATIONAL ASSOCIATION, a national banking association

By:	/s/ Thomas N. Cassino
	Name:	Thomas N. Cassino
	Title:	Executive Director

Signature Page to Second Amendment to Guarantee Agreement